                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                              the ("Exchange Act")

      Date of Report (date of earliest event reported): January 17, 2003

                                Pro-After, Inc.

             (Exact Name of Registrant as Specified in its Charter)

                  Nevada                             88-0385401

      (State or Other Jurisdiction                 (I.R.S. Employer

             of incorporation)                  Identification Number)

                        3960 Howard Hughes Parkway, Suite 500

                             Las Vegas, Nevada 89109

               (Address of Principal Executive Offices) (Zip Code)

                                 (702) 990-3545

              (Registrant's Telephone Number, Including Area Code)

                                 PurchasePro.com, Inc.

                           3291 North Buffalo Drive, Suite 9

                             Las Vegas, Nevada 89129

              (Former name or former address, if changed since last report)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On January 17, 2003, Pro-After, Inc. ("PAI") f/k/a PurchasePro.com,

Inc. ("PurchasePro"), completed the sale of substantially all of its assets to

Perfect Commerce, Inc. ("PCI") of Palo Alto, California, a privately held company. PAI received $2.638 million in cash from PCI and continues to operate as a debtor-in-possession under Chapter 11.

         Pro forma financial information has not been provided, as it is not material to an understanding of PAI's future operations.

ITEM 5:  OTHER EVENTS AND REGULATION FD DISCLOSURES

      On January 21, 2003, PurchasePro filed a Certificate of Amendment to the

Amended and Restated Articles of Incorporation with the Nevada Secretary of

State to change its name to Pro-After, Inc. PurchasePro was required to effect this name change pursuant to the terms of the PCI transaction. PurchasePro obtained the approval to change its name from the United States Bankruptcy Court for the District of Nevada without the need to obtain shareholder approval.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibits are filed as part of this Current Report on Form

     8-K:

Exhibit Number         Description

--------------         -----------

    3(i)            Certificate of Amendment to the Amended and Restated

                    Articles of Incorporation of PurchasePro.com, Inc. dated

                    January 21, 2003

                                 SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Pro-After, Inc.

                       By:        /s/ Richard L. Clemmer

                                  -----------------------------------

                                  Richard L. Clemmer,

                                  Chief Executive Officer and

                                  Chief Financial Officer

Dated: February 7, 2003